EXHIBIT 10.31

AGREEMENT

This agreement (“Agreement”) is made as of January 24, 2002, by and between Kenneth Hegemann (an “individual) and Remedent USA, Inc. (the “Company”):

1.  Repayment of Liabilities to Individual and Related Parties

The parties hereby agree to the full satisfaction of the amounts due to individual and related parties, as listed in Exhibit I, with the issuance of shares of common stock in the Company at a price of $0.50/share, except as below:

* Satisfaction of $63,000 of the indebtedness to individual shall be repaid in cash at a rate to be determined at a future date.

Exhibit I

Due to Related Parties
KH/RI personal credit card	26,245
Advance from CRA Labs (KH)	23,063
Advance from KH	63,000	112,308

Accrued Payroll
KH/RI/RH payroll/payroll taxes	384,362	384,362

Accrued Interest
KH/RI on accrued payroll	35,933
CRA Labs on advances	2,947	38,880

		$535,550

In witness whereof, the undersigned hereby execute this agreement as of the date first above written.

Kenneth J. Hegemann

By:	/s/ KENNETH J. HEGEMANN

Remedent USA, Inc.

By:	/s/ REBECCA INZUNZA

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